Reed Smith                                                         Exhibit 23.2

                                                     Princeton Forrestal Village
                                                     136 Main Street - Suite 250
                                                        Princeton, NJ 08540-7839
                                                                    609.987.0050
                                                                Fax 609.951.0824

March 24, 2004

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, NW
Washington, DC 20549

         Re:      DUSA Pharmaceuticals, Inc. ("DUSA")
                  Registration Statement - Form S-3

Gentlemen:

         We consent to the reference to our firm's name under the heading "Legal Matters" in DUSA's registration statement on Form S-3 pursuant to the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission in connection with the registration of up to 2,742,750 shares of the Company's common stock, without par value.

                                                     Very truly yours,

                                                     /s/ Reed Smith LLP

                                                     REED SMITH LLP

NWM